SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOMELAND PRECIOUS METALS CORP.
(Exact name of registrant as specified in its charter.)

British Columbia	N/A
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

1489 Marine Drive
Suite 136
West Vancouver, British Columbia
Canada V7T 1B8
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [    ]

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, no par value
(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[ x ]

Securities Act registration statement file number to which this form relates: File No. 333-115278

Item 1.     Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form F-1, as amended, filed with the Securities and Exchange Commission (File No. 333-115278) is incorporated by reference into this registration statement.

Item 2.     Exhibits

The following exhibits are incorporated herein by reference from the registrant's Form F-1 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-115278 on May 7, 2004. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Organization.
4.1	Stock Certificate

The following exhibits are incorporated herein by reference from the registrant's Form F-1 POS AM Registration Statement filed with the Securities and Exchange Commission, SEC file #333-115278 on March 29, 2005. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.2	Amended Articles of Organization.

SIGNATURES

In accordance with section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of September, 2005.

HOMELAND PRECIOUS METALS CORP.
(Registrant)

BY:	/s/ Bruce Johnstone
Bruce E. Johnstone, President, Principal Executive Officer, Secretary, Treasurer, and Principal Financial Officer, Principal Accounting Officer